Exhibit 99.1

Innovative Industrial Properties Reports First Quarter 2025 Results

Year-to-Date Leasing Activity Totals 211,000 Square Feet Across Two Properties

SAN DIEGO, CA – May 7, 2025 – Innovative Industrial Properties, Inc. (NYSE: IIPR) (“IIP” or the “Company”), the first and only real estate company on the New York Stock Exchange focused on the regulated U.S. cannabis industry, announced today results for the first quarter ended March 31, 2025.

First Quarter 2025 and Year-to-Date Highlights

Financial Results and Dividend

•	Total revenues of $71.7 million for the quarter.
•	Net income attributable to common stockholders of $30.3 million for the quarter, or $1.03 per share (all per share amounts in this press release are reported on a diluted basis unless otherwise noted).
•	AFFO of $55.3 million, or $1.94 per share.
•	Paid a quarterly dividend of $1.90 per common share on April 15, 2025 to stockholders of record as of March 31, 2025.

	Three Months Ended March 31,
(Per share)	2025	2024	$ Change	% Change
Net income attributable to common stockholders	$1.03	$1.36	$(0.33)	(24)%
Normalized FFO	$1.84	$1.98	$(0.14)	(7)%
AFFO	$1.94	$2.21	$(0.27)	(12)%

Balance Sheet Highlights (at March 31, 2025)

•	11% debt to total gross assets, with $2.6 billion in total gross assets.
•	Total liquidity was $220.8 million as of March 31, 2025, consisting of cash and cash equivalents and short-term investments (each as reported in IIP’s consolidated balance sheet as of March 31, 2025) and availability under IIP’s revolving credit facility.
•	Debt service coverage ratio of 16.8x (calculated in accordance with IIP’s 5.50% Unsecured Senior Notes due 2026).

Financing Activity Year-to-Date

•	Issued 406,125 shares of Series A Preferred Stock under IIP’s “at-the-market” equity offering program for $9.7 million in net proceeds.
•	Repurchased 371,538 shares of common stock for $20.1 million at a weighted average price of $54.09 per share under the Company’s $100 million share repurchase program, which expires March 2026.
•	Repurchased $8.8 million of the Company’s 5.50% Unsecured Notes at a discount for $8.7 million.

Portfolio Updates

•	In February, acquired a 22,000 square foot Maryland property for $7.8 million and executed a long-term lease with a private Maryland operator for use as a regulated cannabis facility.
•	In January, leased 6,000 square feet at IIP’s North Del Sol Road property in Palm Springs, California to a non-cannabis tenant.
•	In March, the Company announced multiple lease defaults, including a $2.7 million March rent default by PharmaCann. The Company also declared defaults on leases with 4Front, Gold Flora, and TILT (totaling $13.1 million owed), and a $16.1 million loan default secured by certain California properties, as part of a broader tenant replacement initiative aimed at strengthening tenant credit quality and improving long-term portfolio performance amid ongoing challenges in the regulated cannabis industry.
•	In April, leased 205,000 square feet to Berry Green at IIP’s property in Warren, Michigan.
•	In April, sold a property in Michigan for $9.0 million (excluding transaction costs) and provided an interest only, secured loan for $8.5 million to the buyer of the property. The Company also received a $1.0 million loan origination fee in connection with the transaction.
•	In April, executed a purchase and sale agreement to sell a property in Palm Springs, California for $2.0 million. In connection with the expected sale, the Company recognized an impairment loss on real estate of $3.5 million during the three months ended March 31, 2025.

Property Portfolio Statistics (as of March 31, 2025)

•	Total property portfolio comprises 110 properties across 19 states, with 9.0 million RSF (including 666,000 RSF under development / redevelopment), consisting of:
o	Operating portfolio: 107 properties, representing 8.6 million RSF.
o	Under development / redevelopment portfolio consists of three properties expected to comprise 491,000 RSF at completion and is as follows:
▪	236,000 square feet located at 63795 19th Avenue in Palm Springs, California (pre-leased)
▪	192,000 square feet located at Inland Center Drive in San Bernardino, California
▪	12-acre development site located at Leah Avenue in San Marcos, Texas

Select Financial Results

For the three months ended March 31, 2025, IIP generated total revenues of $71.7 million, compared to $75.5 million for the same period in 2024, a decrease of 5%. The decline was primarily driven by a decrease of $4.4 million on properties leased to PharmaCann due to the tenant’s default, a decrease of $1.6 million on properties leased to TILT due to the tenant’s default, and a decrease of $1.0 million related to certain properties vacated or sold since the first quarter of 2024. This decline was partially offset by an increase of $2.2 million related to new acquisitions and new leases executed on existing properties that commenced since March 31, 2024, and an increase of $1.6 million primarily driven by contractual rent escalations.

For the three months ended March 31, 2025, $5.8 million of security deposits were applied for payment of rent on properties leased to PharmaCann, Gold Flora, TILT and Sozo. No security deposits were applied for rent during the three months ended March 31, 2024.

The Company has re-leased three properties in which rent commencement is contingent on the tenants obtaining the requisite approvals to operate. As a result, the Company does not expect to recognize rental revenue from these properties until such events have occurred.

Dividend

On March 14, 2025, the Board of Directors declared a first quarter 2025 dividend of $1.90 per common share, representing an annualized dividend of $7.60 per common share. The dividend was paid on April 15, 2025 to stockholders of record as of March 31, 2025. Since its inception, IIP has paid over $940 million in common stock dividends to its shareholders.

Supplemental Information

Supplemental financial information is available in the Investor Relations section of IIP’s website at www.innovativeindustrialproperties.com.

Teleconference and Webcast

Innovative Industrial Properties, Inc. will conduct a conference call and webcast at 9:00 a.m. Pacific Time (12:00 p.m. Eastern Time) on Thursday, May 8, 2025 to discuss IIP’s financial results and operations for the year ended March 31, 2025.  The call will be open to all interested investors through a live audio webcast at the Investor Relations section of IIP’s website at www.innovativeindustrialproperties.com, or live by calling 1 (877) 328-5514 (domestic) or 1 (412) 902-6764 (international) and asking to be joined to the Innovative Industrial Properties, Inc. conference call. The complete webcast will be archived for 90 days on IIP’s website. A telephone playback of the conference call will also be available from 12:00 p.m. Pacific Time on Thursday, May 8, 2025 until 12:00 p.m. Pacific Time on Thursday, May 15, 2025, by calling 1 (877) 344-7529 (domestic), 855-669-9658 (Canada) or 1 (412) 317-0088 (international) and using access code 2796375.

About Innovative Industrial Properties

Innovative Industrial Properties, Inc. is a real estate investment trust (REIT) focused on the acquisition, ownership and management of specialized industrial properties leased to experienced, state-licensed operators for their regulated cannabis facilities. Additional information is available at www.innovativeindustrialproperties.com.

This press release contains statements that IIP believes to be “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than historical facts are forward-looking statements. When used in this press release, words such as IIP “expects,” “intends,” “plans,” “estimates,” “anticipates,” “believes” or “should” or the negative thereof or similar terminology are generally intended to identify forward-looking statements. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, such statements. Investors should not place undue reliance upon forward-looking statements. IIP disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Innovative Industrial Properties, Inc.

Condensed Consolidated Balance SheetS

(Unaudited)

(In thousands, except share and per share amounts)

	March 31,	December 31,
	2025	2024
Assets
Real estate, at cost:
Land	$147,385	$146,772
Buildings and improvements	2,244,156	2,230,807
Construction in progress	60,494	62,393
Total real estate, at cost	2,452,035	2,439,972
Less accumulated depreciation	(289,366)	(271,190)
Net real estate held for investment	2,162,669	2,168,782
Construction loan receivable	22,800	22,800
Cash and cash equivalents	128,010	146,245
Investments	5,258	5,000
Right of use office lease asset	839	946
In-place lease intangible assets, net	7,170	7,385
Other assets, net	25,841	26,889
Total assets	$2,352,587	$2,378,047

Liabilities and stockholders’ equity
Liabilities:
Notes due 2026, net	$289,499	$297,865
Building improvements and construction funding payable	9,009	10,230
Accounts payable and accrued expenses	12,418	10,561
Dividends payable	55,244	54,817
Rent received in advance and tenant security deposits	53,403	57,176
Other liabilities	10,850	11,338
Total liabilities	430,423	441,987
Commitments and contingencies
Stockholders’ equity:
Preferred stock, par value $0.001 per share, 50,000,000 shares authorized: 9.00% Series A cumulative redeemable preferred stock, liquidation preference of $25.00 per share, 1,387,820 and 1,002,673 shares issued and outstanding at March 31, 2025 and December 31, 2024, respectively	32,818	23,632
Common stock, par value $0.001 per share, 50,000,000 shares authorized: 28,378,181 and 28,331,833 shares issued and outstanding at March 31, 2025 and December 31, 2024, respectively	28	28
Additional paid-in capital	2,125,109	2,124,113
Dividends in excess of earnings	(235,791)	(211,713)
Total stockholders’ equity	1,922,164	1,936,060
Total liabilities and stockholders’ equity	$2,352,587	$2,378,047

Innovative Industrial Properties, Inc.

Condensed Consolidated STATEMENTS OF INCOME

For the Three Months Ended March 31, 2025 and 2024

(Unaudited)

(In thousands, except share and per share amounts)

	For the Three Months Ended
	March 31,
	2025	2024
Revenues:
Rental (including tenant reimbursements)	$71,697	$74,914
Other	25	540
Total revenues	71,722	75,454

Expenses:
Property expenses	7,379	6,709
General and administrative expense	8,461	9,562
Depreciation and amortization expense	18,391	17,150
Impairment loss on real estate	3,527	—
Total expenses	37,758	33,421
Income from operations	33,964	42,033
Interest income	1,613	1,784
Interest expense	(4,500)	(4,389)
Net income	31,077	39,428
Preferred stock dividends	(781)	(338)
Net income attributable to common stockholders	$30,296	$39,090
Net income attributable to common stockholders per share:
Basic	$1.05	$1.37
Diluted	$1.03	$1.36
Weighted-average shares outstanding:
Basic	28,275,549	28,145,017
Diluted	28,588,022	28,461,986

Innovative Industrial Properties, Inc.

CONSOLIDATED FFO, NORMALIZED FFO AND AFFO

For the Three Months Ended March 31, 2025 and 2024

(Unaudited)

(In thousands, except share and per share amounts)

	For the Three Months Ended
	March 31,
	2025	2024
Net income attributable to common stockholders	$30,296	$39,090
Real estate depreciation and amortization	18,391	17,150
Impairment loss on real estate	3,527	—
FFO attributable to common stockholders (basic)	52,214	56,240
Cash and non-cash interest expense on Exchangeable Senior Notes	—	28
FFO attributable to common stockholders (diluted)	52,214	56,268
Litigation-related expense	406	146
Loss (gain) on partial repayment of Notes due 2026	(32)	—
Normalized FFO attributable to common stockholders (diluted)	52,588	56,414
Interest income on seller-financed note(1)	153	403
Deferred lease payments received on sale-type leases(2)	20	1,456
Stock-based compensation	2,078	4,315
Non-cash interest expense	470	388
Above-market lease amortization	23	23
AFFO attributable to common stockholders (diluted)	$55,332	$62,999
FFO per common share – diluted	$1.83	$1.98
Normalized FFO per common share – diluted	$1.84	$1.98
AFFO per common share – diluted	$1.94	$2.21
Weighted average common shares outstanding – basic	28,275,549	28,145,017
Restricted stock and RSUs	312,473	278,890
Dilutive effect of Exchangeable Senior Notes	—	38,079
Weighted average common shares outstanding – diluted	28,588,022	28,461,986

(1)	Amount reflects the non-refundable interest received on the seller-financed note issued to IIP by the buyer in connection with IIP’s disposition of a portfolio of four properties in southern California, which is recognized as a deposit liability and is included in other liabilities in IIP’s condensed consolidated balance sheet as of March 31, 2025, as the transaction did not qualify for recognition as a completed sale.
(2)	Amount reflects the non-refundable lease payments received on two sales-type leases which are recognized as a deposit liability starting on January 1, 2024, and is included in other liabilities in IIP’s condensed consolidated balance sheet as of March 31, 2025, as the transaction did not qualify for recognition as a completed sale. Prior to the lease modifications on January 1, 2024, which extended the initial lease terms, the leases were classified as operating leases and the lease payments received were recognized as rental revenue and therefore, included in net income attributable to common stockholders.

FFO and FFO per share are operating performance measures adopted by the National Association of Real Estate Investment Trusts, Inc. (NAREIT). NAREIT defines FFO as the most commonly accepted and reported measure of a REIT’s operating performance equal to net income, computed in accordance with accounting principles generally accepted in the United States (GAAP), excluding gains (or losses) from sales of property, depreciation, amortization and impairment related to real estate properties, and after adjustments for unconsolidated partnerships and joint ventures.

Management believes that net income, as defined by GAAP, is the most appropriate earnings measurement. However, management believes FFO and FFO per share to be supplemental measures of a REIT’s performance because they provide an understanding of the operating performance of IIP’s properties without giving effect to certain significant non-cash items, primarily depreciation expense. Historical cost accounting for real estate assets in accordance with GAAP assumes that the value of real estate assets diminishes predictably over time. However, real estate values instead have historically risen or fallen with market conditions. IIP believes that by excluding the effect of depreciation, FFO and FFO per share can facilitate comparisons of operating performance between periods. IIP reports FFO and FFO per share because these measures are observed by management to also be the predominant measures used by the REIT industry and industry analysts to evaluate REITs and because FFO per share is consistently reported, discussed, and compared by research analysts in their notes and publications about REITs. For these reasons, management has deemed it appropriate to disclose and discuss FFO and FFO per share.

IIP computes Normalized FFO by adjusting FFO to exclude certain GAAP income and expense amounts that management believes are infrequent and unusual in nature and/or not related to IIP’s core real estate operations. Exclusion of these items from similar FFO-type metrics is common within the equity REIT industry, and management believes that presentation of Normalized FFO and Normalized FFO per share provides investors with a metric to assist in their evaluation of IIP’s operating performance across multiple periods and in comparison to the operating performance of other companies, because it removes the effect of unusual items that are not expected to impact IIP’s operating performance on an ongoing basis. Normalized FFO is used by management in evaluating the performance of its core business operations. Items included in calculating FFO that may be excluded in calculating Normalized FFO include certain transaction-related gains, losses, income or expense or other non-core amounts as they occur.

Management believes that AFFO and AFFO per share are also appropriate supplemental measures of a REIT’s operating performance. IIP calculates AFFO by adjusting Normalized FFO for certain cash and non-cash items.

For the three months ended March 31, 2024, FFO (diluted), Normalized FFO and AFFO, and FFO, Normalized FFO and AFFO per diluted share include the dilutive impact of the assumed full exchange of the Exchangeable Senior Notes for shares of common stock as if the Exchangeable Senior Notes were exchanged at the beginning of the respective reporting period. The Exchangeable Senior Notes matured in February 2024.

For the three months ended March 31, 2024, the performance share units (“PSUs”) granted to certain employees were not included in dilutive securities as the performance thresholds for vesting of the PSUs were not met as measured as of March 31, 2024. The PSUs expired on December 31, 2024.

IIP’s computation of FFO, Normalized FFO and AFFO may differ from the methodology for calculating FFO, Normalized FFO and AFFO utilized by other equity REITs and, accordingly, may not be comparable to such REITs. Further, FFO, Normalized FFO and AFFO do not represent cash flow available for management’s discretionary use. FFO, Normalized FFO and AFFO should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of IIP’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of IIP’s liquidity, nor is it indicative of funds available to fund IIP’s cash needs, including IIP’s ability to pay dividends or make distributions. FFO, Normalized FFO and AFFO should be considered only as supplements to net income computed in accordance with GAAP as measures of IIP’s operations.

Company Contact:

David Smith

Chief Financial Officer

Innovative Industrial Properties, Inc.

(858) 997-3332